                                                                  EXHIBIT 10.15

                                SELECTICA, INC.
                      4699 Old Ironsides Drive, Suite 280
                         Santa Clara, California 95054


                             _______________, 1996

Sanjay Mittal, Ph.D.
1009 Oregon Way
Milpitas, California 95035

Dear Sanjay:

      This is to confirm the terms of your employment for Selectica, Inc. (the "Company").

      1. Position. You will serve in a full-time capacity as Chief Technical Officer and Secretary of the Company.

      2. Base Salary. Effective January 1, 1997 you will be paid a monthly salary, of $8,333.33 ("Base Salary"), payable in accordance with the Company's standard payroll practices for salaried employees. This Base Salary will be subject to annual adjustment as determined by the Board, or a committee thereof.

      3. Bonus. If and when the Company generates revenue of $100,000 from the commercial sale of its services and product or receives funding for greater than $1,000,000, you will receive a one time lump sum bonus of $50,000.

      4. Proprietary Information and Inventions Agreement. As with all Company employees, you will be required, as a condition to your employment with the Company, to sign the Company's standard Proprietary Information and Inventions Agreement, a copy of which is attached hereto as EXHIBIT A.

      5. Benefits. You will be entitled to receive employee benefits, including vacations, under the Company's standard employee benefits program.

      6. Period of Employment. Your employment with the Company will be "at will," meaning that either you or the Company will be entitled to terminate your employment at any time for any reason, with or without cause. Any contrary representations which may have been made to you are superseded by this offer.

      7. Termination. Notwithstanding paragraph 6 above, in the event the Company terminates your employment other than for cause (as defined below), you will be paid your then existing Base Salary for twelve (12) months after the date of termination and all accrued bonuses, and the repurchase right of the Company with respect to your Common Stock of the Company will lapse in full. "Cause" means (i) your unauthorized use or disclosure of the confidential information or trade secrets of the Company, (ii) your conviction of a felony under the laws of the United States or any state thereof, or (iii) your gross negligence which has a material adverse effect on the Company.

          8. Outside Activities. During the period that you render services to the Company, you will not engage in any employment, business or activity that is in any way competitive with the business or proposed business of the Company, or any other gainful employment, business or activity, without the written consent of the Company. You also will not assist any other person or organization in competing with the Company or in preparing to engage in competition with the business or proposed business of the Company.

          9. Entire Agreement. This letter and all of the exhibits attached hereto contain all of the terms of your employment with the Company and supersede any other understandings, oral or written, between you and the Company.

          10. Modifications. Any additions or modifications of these terms would have to be in writing and signed by yourself and an officer of the Company (other than yourself).

          If the foregoing terms are acceptable, please indicate your agreement by signing and dating this letter.


                                        Very truly yours,

                                        SELECTICA, INC.


                                        By:
                                           -------------------------------------
                                           Raj Jaswa, President


AGREED AND ACCEPTED

On ______________, 1996:



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(Signature)


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(Print Name)

                                   EXHIBIT A



                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT